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               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Great American Backrub Store, Inc.




We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated January 31, 1997, relating to the financial statements of The Great American Backrub Store, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern.




/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP




New York, New York
November 21, 1997